            N e w s R e l e a s e

For Immediate Release

Media Relations: Kelly Ladyga, (970) 845-5720, kladyga@vailresorts.com
Investor Relations: Jeff Jones, CFO, (970) 845-2552, jwjones@vailresorts.com

VAIL RESORTS NAMES ROBERT KATZ AS NEW CEO

AVON, Colo.--Feb. 28, 2006 --Vail Resorts, Inc. (NYSE: MTN) has named Robert Katz as Chief Executive Officer, effective today. He will succeed former Chairman and CEO Adam Aron, who announced plans on January 30, 2006, to resign from the Company and relinquished those positions and board seat today. The Company also announced that Joe R. Micheletto has been elected as Chairman of the Board.

Mr. Micheletto issued the following statement on behalf of the board regarding the appointment of Mr. Katz to CEO:

“Rob Katz is uniquely qualified to serve Vail Resorts as its next CEO by virtue of his talent, dedication and experience as a hands-on director whose guidance has been instrumental in supporting every major milestone achieved by the Company over the last 14 years. We are confident in Rob’s ability to provide resolute focus toward continuing the growth of our mountain resorts, realizing the full potential of our real estate holdings, maximizing the profitability and selected growth of our lodging operations, and pursuing future strategic acquisitions.”

Mr. Katz, 39, most recently served as the Company's Lead Director and has been intricately involved in guiding Vail Resorts' strategic direction and operations since 1992. Since 1990, he has been associated in various capacities including as a Senior Partner of Apollo Management, L.P., an affiliate of the former majority shareholder in Vail Resorts. He graduated with a bachelor's degree in economics from the University of Pennsylvania Wharton School in 1988, and has lived in Boulder, Colorado since 2002.

“I am honored by the opportunity to work with the industry’s best management team and employees in continuing Vail Resorts’ legacy as the nation’s premier mountain resorts company,” said Mr. Katz. “After many years with the Company as a shareholder and board member, I am looking forward to guiding the Company’s strategic initiatives, including the many exciting resort upgrades, development opportunities and marketing programs already underway. I intend to keep my focus on our core value of providing our guests unforgettable vacation experiences.”

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Mr. Micheletto was previously CEO of Ralcorp Holdings and currently serves as its Vice Chairman. Mr. Micheletto was also CEO and President of Ralston Resorts, which included Keystone, Breckenridge and Arapahoe Basin. He joined the Company’s Board of Directors in 1996 following the sale of those properties to Vail Resorts.

Outgoing CEO Adam Aron complimented the Company’s Board of Directors on Mr. Katz’ appointment. “Rob thoroughly understands the vision and mission of Vail Resorts, and his considerable financial and management skills will leverage the talents of our outstanding cadre of officers who each day do a tremendous job in managing the Company’s resorts,” said Mr. Aron. “I look forward to helping ensure a smooth, seamless transition.”

About Vail Resorts
Vail Resorts, Inc. is the leading mountain resort operator in the United States. The Company's subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado, Heavenly in California and Nevada, and the Grand Teton Lodge Company in Jackson Hole, Wyo. The Company's subsidiary, RockResorts, a luxury resort hotel company, manages casually elegant properties across the United States. Vail Resorts Development Company is the real estate planning, development and construction subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

Statements in this press release, other than statements of historical information, are forward- looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Investors are also directed to other risks discussed in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2005 and other documents filed by the Company with the Securities and Exchange Commission.

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